Exhibit 10.49

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made by and between LookSmart, Ltd., a Delaware corporation (the “Company”), and Jason B. Kellerman, residing in San Francisco, California (the “Employee”).

WHEREAS, Employee is employed by the Company as Chief Executive Officer and is a member of the Company’s Board of Directors; and

WHEREAS, the Company and Employee have entered into an Employment, Confidential Information and Arbitration Agreement dated as of March 30, 1999 (the “Confidentiality Agreement”), an Indemnification Agreement dated as of May 25, 2000 (the “Indemnification Agreement”), and Stock Option Agreements governing the option grants that the Company has made to Employee (collectively the “Stock Option Agreements”), which are numbered 00000332, 00003638, 00004144, 00004279, 00003712, R0003287, 00000333, R0003284, R0003286 and R0003285 (collectively the “Option Grants”); and

WHEREAS, Employee and the Company have mutually agreed that Employee will resign from his position as Chief Executive Officer and as a member of the Company’s Board of Directors.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (jointly referred to as the “Parties”) hereby agree as follows:

1. Consideration.

(a) The Company agrees to:

(i) pay Employee a lump sum of $450,000, less applicable withholding, within ten (10) days of the Effective Date of this Agreement;

(ii) pay Employee a lump sum of $37,500, less applicable withholding, within ten (10) days of the Effective Date of this Agreement;

(iii) extend the time for Employee (and his former spouse) to exercise the vested portion of the Option Grants to January 20, 2005; and

(iv) provided that Employee timely elects to continue his health insurance under COBRA, pay the premiums for Employee’s COBRA coverage as they become due covering the period from February 1, 2004 until the earlier of the date Employee accepts other employment or January 31, 2005.

(b) Employee agrees to resign his position of Chief Executive Officer, resign as an employee of the Company and resign as a member of the Company’s Board of Directors effective as of January 20, 2004 by submitting to the Company his resignation in the form attached hereto as Attachment A.

2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company.

3. No Outstanding Payments. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses (subject to the payment set forth in Section l(a)(ii) being made), accrued vacation (subject to the payment of $18,765.86, less applicable withholding, within ten (10) days of the Effective Date of this Agreement which is the amount that Employee is owed for accrued vacation), expenses (subject to the amount of any approved, reasonable expenses that are reimbursable pursuant to Company policies, which shall in no event exceed a total of $1,000), incentive compensation, 401(k) contributions, stock, vesting, severance, and any and all other benefits, compensation and consideration due to Employee as of the Effective Date of this Agreement.

4. Benefits. Employee’s health insurance benefits shall cease on January 31, 2004, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment, including, but not limited to, vesting of stock options, accrual of vacation time and paid time off, ceased on January 20, 2004. Employee acknowledges and agrees that as of January 20, 2004, 892,061 shares of stock that are subject to the Option Grants are vested and exercisable by him, and 250,235 shares of stock that are subject to the Option Grants are vested and exercisable by his former spouse, and no more. Except as provided in Section l(a)(iii), Employee’s Option Grants shall continue to be governed by the Stock Option Agreements and the Company’s Amended and Restated 1998 Stock Plan.

5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. The Company on behalf of itself and its subsidiaries hereby fully and forever releases Employee from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against Employee concerning, any loss, damage, claim, duty, obligation or cause of action, relating to any matters that are presently known to the Company or any subsidiary arising from any omissions, acts or facts in any way related to the Company and its subsidiaries that have occurred up until and including the Effective Date. Employee, on behalf of himself, and his heirs, family members, executors, successors and assigns, hereby fully and forever releases the Company and all of its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, successors and assigns (collectively, the “Company Released Parties”), from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against the Company Released Parties concerning, any loss, damage, claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts in any way related to the Company or its subsidiaries that have occurred up until and including the Effective Date, including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company or the termination of Employee’s employment relationship with the Company;

(b) any and all claims relating to, or arising from, the granting of stock options to Employee (provided that nothing herein shall adversely affect Employee’s and his former spouse’s right to exercise vested stock options), Employee’s right to purchase or Employee’s actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination (whether based on sex, national origin, sexual orientation or other protected status); breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; or conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, and the California Labor Code, including all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters described above. This release does not extend to any obligations incurred under this Agreement or to Employee’s right to seek indemnification pursuant to the terms of his Indemnification Agreement with the Company or pursuant to the Certificate of Incorporation and Bylaws of the Company.

Employee acknowledges and agrees that any breach of this Section 5 or of Section 6 below by Employee shall constitute a material breach of the Agreement and shall entitle the Company immediately to cease providing and recover the consideration it provided to Employee in Sections l(a)(i), l(a)(iii) and l(a)(iv) hereof. This provision is not intended to render and does not render any other breach of this Agreement immaterial. Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company in: (a) enforcing his obligations pursuant to Sections 5 and 6, including the bringing of any action to recover the consideration, and (b) defending against a claim brought or pursued by Employee in violation of the terms of Sections 5 or 6.

Notwithstanding the foregoing and the waivers and releases set forth in Sections 5 and 6 hereof, none of the waivers and releases in this Agreement shall waive, release, apply to or limit in any way either Party’s potential claims with regard to the other Party’s future activities.

6. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company Released Parties other than the claims that are released by this Agreement. The Company represents that it is not aware of any claims that it has against Employee. Employee acknowledges and agrees that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, expressly agrees to waive any and all rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other Company Released Party. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other Company Released Party. The Company represents that neither it nor any of its subsidiaries has any lawsuits, claims or actions pending against Employee. The Company also represents that neither it nor any of its subsidiaries intends to bring any claims against Employee.

8. Confidentiality. Employee agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”), except to the extent that such Settlement Information is publicly disclosed by an authorized representative of the Company (not including Employee). Except as required by law, Employee may disclose Settlement Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s undersigned counsel, his accountant and any professional tax advisor to the extent that they need to know the Settlement Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Settlement Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Settlement Information. In the event Employee determines that he is required by law to disclose this Agreement or any of its terms, Employee shall give written notice to the Company prior to making such disclosure and shall cooperate in the Company’s efforts to maintain confidentiality to the maximum extent possible. Notwithstanding the foregoing, Employee may inform potential future employers that he resigned from the Company on good terms and, as an employee in good standing throughout the term of his employment, made valuable contributions to the Company. The Company agrees to confirm each of the above in response to inquiries from future employers, and agrees to make no statements inconsistent with the above, except as required or prohibited by law.

9. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any other Company Released Party, unless under a subpoena or other court order to do so or in connection with enforcing the terms hereof. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company or any of the Company Released Parties, Employee shall state no more than that he cannot provide counsel or assistance.

10. Non-Disparagement. The Company’s officers and directors as of the Effective Date of this Agreement agree to refrain from any defamation, libel or slander of Employee. Employee agrees to refrain from any defamation, libel or slander of the Company or any other Company Released Party or tortious interference with the contracts and relationships of the Company and any other Company Released Party.

11. No Admission of Liability. Each Party understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by Employee, the Company or any other Company Released Party, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by Employee, the Company or any other Company Released Party of any fault or liability whatsoever to one another, respectively, or to any third party.

12. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees and expenses incurred in connection with the preparation of this Agreement.

13. Arbitration. The Parties agree that any and all disputes arising out of or relating to the terms of this Agreement or its interpretation shall be subject to binding arbitration, to the extent permitted by law, in San Francisco, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Each party agrees and hereby waives his/its right to jury trial as to matters arising out of or relating to the terms of this Agreement or its interpretation. The Parties agree that the prevailing party in any arbitration shall be entitled to enforce the arbitration award in any court of competent jurisdiction. Notwithstanding the foregoing provisions of this Section 13, Employee or the Company may seek and obtain otherwise available injunctive relief in court for any violation of obligations concerning confidential and proprietary information.

14. Authority. Employee represents and warrants that he has the capacity to act on his own behalf, and on behalf of all who might claim through him, to bind them to the terms and conditions of this Agreement. The undersigned Company representative represents and warrants that he has the capacity to act on behalf of the Company and to bind the Company to the terms and conditions of this Agreement. The parties acknowledge and agree that there are no intended third party beneficiaries to this Agreement and no third party is granted any rights herein; provided, however, that Employee’s former spouse is entitled to the benefit of Section l(a)(iii) hereof as to her interest in the Option Grants, but is not in any way a beneficiary of any other provision hereof.

15. No Representations. Each party represents that he/it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

16. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

17. Entire Agreement. This Agreement, the Confidentiality Agreement, the Indemnification Agreement, the Stock Option Agreements and the Amended and Restated 1998 Stock Plan represent the entire agreement and understanding between the Company and Employee concerning Employee’s employment with and separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee’s employment relationship with the Company and his compensation by the Company, including, without limitation, Employee’s September 24, 2002 offer letter.

18. Attorneys’ Fees. Except as provided in Section 5 above, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

19. No Oral Modification. This Agreement may only be amended in writing signed by Employee and an authorized officer of the Company.

20. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

21. Effective Date. This Agreement is effective when both Parties have signed the Agreement (the “Effective Date”).

22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement.

Date: 3 Feb ‘04	LookSmart, Ltd

	By:	/s/ Damian Smith
Chief Executive Officer

Date: 3 Feb ‘04		/s/ Jason Kellerman
Jason B. Kellerman